Exhibit 4.1

Specimen Common Stock Certificate


Not Valid Unless Countersigned by Transfer Agent
Incorporated under the Laws of the State of Nevada

Certificate No.                                   Number of Shares



                                             CUSIP No.

                   EASY GOLF CORPORATION
         Authorized stock 50,000,000 Common Shares
               Par Value Per Share $0.001

      This certifies that _____________ is the registered owner of __________ shares of EASY GOLF CORPORATION transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed.

DATED


_______________________________                _______________________________
John Michael Coombs, Secretary        [SEAL]     John Michael Coombs,
President


Transfer Agent and Registrar:                Countersigned and Registered

FIDELITY TRANSFER COMPANY
1800 South West Temple, Suite 301
Salt Lake City, Utah 84115                   Authorized signature